SCHEDULE A

TO THE AMENDED AND RESTATED PROSHARES TRUST ADVISORY FEE

WAIVER AGREEMENT DATED AS OF OCTOBER 1, 2017

As of March 6, 2025

Tiered Advisory Fee Limit for each of the Funds listed below:

Net Assets		Net Assets	Rate
0	≥	$4,000,000,000	0.75%
$4,000,000,000+	≥	$5,500,000,000	0.70%
$5,500,000,000+	≥	$7,000,000,000	0.65%
$7,000,000,000+	≥	$8,500,000,000	0.60%
Above $8,500,000,000			0.55%

Funds:

ProShares Ultra S&P500

ProShares Ultra MidCap400

ProShares Ultra Dow30

ProShares Ultra QQQ

ProShares Ultra Materials

ProShares Ultra Consumer Staples

ProShares Ultra Consumer Discretionary

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Nasdaq Cloud Computing

ProShares Ultra Nasdaq Cybersecurity

ProShares Ultra Energy

ProShares Ultra Real Estate

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Communication Services

ProShares Ultra Utilities

ProShares Ultra Russell2000

ProShares Ultra SmallCap600

ProShares Ultra MSCI Japan

ProShares Ultra MSCI Emerging Markets

ProShares Ultra MSCI EAFE

ProShares Ultra Nasdaq Biotechnology

ProShares Ultra FTSE China 50

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares Ultra High Yield

ProShares Ultra FTSE Europe

ProShares Ultra MSCI Brazil Capped

Funds:

ProShares Ultra Top QQQ*

ProShares Short S&P500

ProShares Short MidCap400

ProShares Short Dow30

ProShares Short QQQ

ProShares Short Russell2000

ProShares Short SmallCap600

ProShares Short Financials

ProShares Short Real Estate

ProShares Short MSCI Emerging Markets

ProShares Short MSCI EAFE

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Short High Yield

ProShares Short FTSE China 50

ProShares UltraShort S&P500

ProShares UltraShort MidCap400

ProShares UltraShort Dow30

ProShares UltraShort QQQ

ProShares UltraShort Russell2000

ProShares UltraShort SmallCap600

ProShares UltraShort Materials

ProShares UltraShort Consumer Staples

ProShares UltraShort Consumer Discretionary

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Energy

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Utilities

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort MSCI EAFE

ProShares UltraShort Nasdaq Biotechnology

ProShares UltraShort Nasdaq Cloud Computing*

ProShares UltraShort Nasdaq Cybersecurity*

ProShares UltraShort FTSE China 50

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares UltraShort FTSE Europe

ProShares UltraShort MSCI Brazil Capped

ProShares UltraShort Top QQQ*

ProShares UltraPro S&P500

ProShares UltraPro QQQ

Funds:

ProShares UltraPro Dow30

ProShares UltraPro Russell2000

ProShares UltraPro MidCap400

ProShares UltraPro Short S&P500

ProShares UltraPro Short QQQ

ProShares UltraPro Short Dow30

ProShares UltraPro Short Russell2000

ProShares UltraPro Short MidCap400

ProShares UltraPro Short 20+ Year Treasury

ProShares Hedge Replication ETF

ProShares Merger ETF

*Not operational as of the date first above written
PROSHARE ADVISORS LLC,	PROSHARES TRUST,
a Maryland limited liability company	a Delaware statutory trust
By: /s/ Michael L. Sapir	By: /s/ Todd B. Johnson
Michael L. Sapir	Todd B. Johnson
Chief Executive Officer	President